UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

Frazier Lifesciences Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39765	98-1562203
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Union Square 601 Union St., Suite 3200 Seattle, WA 98101	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary shares	FLACU	The Nasdaq Capital Market LLC
Class A Ordinary Shares included as part of the Units	FLAC	The Nasdaq Capital Market LLC
Redeemable warrants included as part of the Units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FLACW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on July 25, 2022, Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company (“FLAC”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among FLAC, NewAmsterdam Pharma Company B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Holdco”), NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“NewAmsterdam Pharma”) and NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company (“Merger Sub”), pursuant to which FLAC will become a wholly owned subsidiary of Holdco, which will be a publicly-traded company with its ordinary shares and warrants to purchase ordinary shares listed on the Nasdaq Stock Market, and will conduct the business currently conducted by NewAmsterdam Pharma (the transactions contemplated under the Business Combination Agreement, the “Business Combination”). FLAC’s shareholders approved the Business Combination on November 15, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 15, 2022, at the General Meeting of FLAC (the “General Meeting”), holders of 14,890,992 of FLAC’s ordinary shares, which represented 83.888% of the ordinary shares outstanding and entitled to vote as of the record date of September 30, 2022, were represented in person or by proxy. The final voting results for each matter submitted to a vote of the FLAC shareholders at the General Meeting are set forth below. FLAC filed a definitive proxy statement/prospectus for the General Meeting with the U.S. Securities and Exchange Commission on October 18, 2022, which was mailed and made available to shareholders on or around October 20, 2022 (the “proxy statement/prospectus”), and describes the proposals summarized below in more detail.

Proposal 1 - The Business Combination Proposal - to adopt and approve as an ordinary resolution, FLAC’s entry into the Business Combination Agreement, a copy of which is attached to the proxy statement/prospectus statement as Annex A, and the transactions contemplated thereby, including the Business Combination.

The voting results with respect to the Business Combination Proposal were as follows:

Votes For	Votes Against	Abstentions
13,409,388	1,481,604	0

Proposal 2 - The Merger Proposal - to authorize and approve as a special resolution the Merger and the Plan of Merger, a copy of which is attached to the proxy statement/prospectus statement as Annex B, pursuant to which Merger Sub will merge with and into FLAC, with FLAC surviving the merger as a wholly owned subsidiary of Holdco in accordance with the relevant provisions of the Cayman Islands Companies Act, and the remaining transactions contemplated thereby.

The voting results with respect to the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions
13,409,387	1,481,605	0

Proposal 3 - The Adjournment Proposal - to adjourn as an ordinary resolution the General Meeting to a later date or dates, if necessary, to, among other things, (i) permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Merger Proposal or for any other reason in connection with, the Business Combination Agreement at the General Meeting or (ii) allow reasonable time for the filing or mailing of any supplemental or amended disclosures that FLAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by FLAC shareholders prior to the General Meeting.

Because there was no need to adjourn the General Meeting, proposal 3 was not voted upon.

In connection with the Business Combination, the holders of 4,565,862 FLAC ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.04 per share, for an aggregate redemption amount of approximately $45.8 million.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2022, the Company issued a press release announcing the results of the General Meeting, a copy of which press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 15, 2022

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2022	FRAZIER LIFESCIENCES ACQUISITION CORPORATION

	By:	/s/ James N. Topper
	Name:	James N. Topper
	Title:	Chief Executive Officer